FILED PURSUANT TO RULE 424(B)(3)

FILE NO. 333-240089

WHOLE EARTH BRANDS, INC.

SUPPLEMENT NO. 4 TO

PROSPECTUS DATED AUGUST 5, 2020

THE DATE OF THIS SUPPLEMENT IS OCTOBER 6, 2020

This prospectus supplement (this “Supplement No. 4”) is part of the prospectus of Whole Earth Brands, Inc. (the “Company”) dated August 5, 2020 (as amended from time to time, the “Prospectus”). This Supplement No. 4 supplements, modifies or supersedes certain information contained in the Prospectus. Any statement in the Prospectus that is modified or superseded is not deemed to constitute a part of the Prospectus, except as modified or superseded by this Supplement No. 4. Except to the extent that the information in this Supplement No. 4 modifies or supersedes the information contained in the Prospectus, this Supplement No. 4 should be read, and will be delivered, with the Prospectus. This Supplement No. 4 is not complete without, and may not be utilized except in connection with, the Prospectus.

The purpose of this Supplement No. 4 is to update and supplement the information in the Prospectus with the information contained in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (“SEC”) on October 6, 2020, which is attached hereto.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of the Prospectus to read about factors you should consider before buying our common stock and warrants.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2020, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Whole Earth Brands, Inc. (the “Company”) approved a one-time grant of restricted stock unit (“RSU”) awards to certain of the Company’s executive officers and other key management-level employees, including the named executive officers listed below, effective as of September 30, 2020:

Name	Title	RSUs
Albert Manzone	Chief Executive Officer and Director*	73,400
Andrew Rusie	Chief Financial Officer	26,978
Lucas Bailey	President, Flavors & Ingredients	61,411

*	Mr. Manzone does not receive any additional compensation or equity awards in connection with his service on the Board. All RSUs were awarded solely in his capacity as chief executive officer.

The RSU awards were granted under the Whole Earth Brands, Inc. Long-Term Incentive Plan (the “2020 LTIP”), which, as previously reported, was approved by the Company’s stockholders on June 24, 2020, and were issued in the forms of restricted stock unit agreement and restricted stock unit agreement for non-U.S. participants approved by the Compensation Committee on September 30, 2020 (the “RSU Agreement”), copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The RSUs will settle in shares of the Company’s common stock on a one-for-one basis and become fully vested, subject to the grantee’s continued employment with the Company, on or about November 19, 2021 (with full vesting upon an involuntary termination of employment without “cause”). In the event of a voluntary termination by the grantee prior to the vesting date, all RSUs subject to the award will be forfeited.

On September 30, 2020, the Compensation Committee also approved a form of (i) incentive stock option agreement, (ii) nonstatutory stock option agreement, and (iii) restricted stock agreement (collectively with the RSU Agreement, the “Award Agreements”), copies of which are filed herewith as Exhibits 10.3, 10.4, and 10.5, respectively, and incorporated by reference herein. The Award Agreements will be used for new awards of restricted stock units, restricted stock, and stock options (both incentive stock options and nonstatutory stock options), as applicable. Such awards may be granted to directors, officers, employees, and other service providers to the Company pursuant to the 2020 LTIP and the applicable Award Agreement.

The foregoing descriptions of the Award Agreements are not complete and are qualified by reference to the full text of the Award Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto.

Item 8.01	Other Events

2020 Cash-Based Incentive Plan

The Compensation Committee approved a one-time, cash-based incentive plan (the “2020 Bonus Plan”), pursuant to which the Compensation Committee set target cash bonus amounts for certain eligible Company personnel, excluding employees at the management level or higher (including but not limited to the Company’s named executive officers and principal financial officer). Eligible participants include those qualifying non-management employees, with an employment start date before January 1, 2020. Non-management employees who are otherwise qualifying but were hired after January 1, 2020, will be eligible to receive prorated cash awards. Bonuses under the 2020 Bonus Plan will be paid in March 2021, and, except in the case of an involuntary termination, participants must be employed on the date that the payment is made in order to receive his or her bonus payment.

Non-Employee Director Compensation

On September 30, 2020, following the recommendation of the Compensation Committee, which was advised by compensation consultant Korn Ferry, the Board approved a non-employee director compensation program (the “Director Compensation Program”).

Under the Director Compensation Program, non-employee directors of the Company are entitled to receive equity and cash compensation as follows:

•	an award of restricted stock valued at $65,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

•	an award of restricted stock for the executive chairman of the Board, valued at $250,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

•	an annual cash retainer of $65,000 (earned and payable in equal installments on the first day of each fiscal quarter); and

•	an annual cash retainer of $250,000 for the executive chairman of the Board (earned and payable in equal installments on the first day of each fiscal quarter).

Each restricted stock award (each, an “RSA”) is issuable under the 2020 LTIP in the form of restricted stock agreement adopted by the Compensation Committee (the “Restricted Stock Agreement”), a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference, and will vest over a two-year period, with 100% becoming vested on the second anniversary of the grant date (except as noted below), except in the case of an involuntary termination, change in control, death, or disability, and subject to such other terms and conditions as may otherwise be set forth in the applicable Restricted Stock Agreement.

For the purposes of the RSAs granted in calendar year 2020 only, each non-employee director received their respective RSAs on or about September 30, 2020, with 100% of the shares scheduled to vest on the close of business on the date of the Company’s 2022 annual stockholder meeting, except in the case of an involuntary termination, change in control, death, or disability, and subject to such other terms and conditions as may otherwise be set forth in the applicable Restricted Stock Agreement.

The foregoing description of the Restricted Stock Agreement is not complete and is qualified by reference to the full text of such agreement, a copy of which are filed as Exhibit 10.5 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
†10.1	Form of Restricted Stock Unit Agreement.
†10.2	Form of Restricted Stock Unit Agreement for Non-U.S. Participants.
†10.3	Form of Incentive Stock Option Agreement.
†10.4	Form of Nonstatutory Stock Option Agreement.
†10.5	Form of Restricted Stock Agreement.

†       Management contract or compensatory plan or arrangement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: October 6, 2020	By:	/s/ Andrew Rusie
	Name:	Andrew Rusie
	Title:	Chief Financial Officer

3

Exhibit 10.1

FORM

Whole Earth Brands, Inc.

Restricted Stock Units Notice
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

Name of Grantee:

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), that have been granted to you pursuant to the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. Each RSU is equivalent in value to one share of the Company’s Common Stock and represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms of the Agreement and the Plan. The RSUs are credited to a separate account maintained for you on the books and records of the Company (the "Account"). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

Grant Date:

Vesting Commencement Date:

Expiration Date:

Number of RSUs:

Vesting Schedule: All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service (as defined in the Agreement) is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs shall vest as follows:

Whole Earth Brands, Inc.	Date

I acknowledge that I have carefully read the Agreement. I agree to be bound by all of the provisions set forth in the Agreement. I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

Whole Earth Brands, Inc.

Restricted Stock Units Agreement
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

1.       Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement.

2.       Vesting. All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice. Except for the circumstances, if any, described in the Notice, none of the RSUs will become vested and nonforfeitable after your Service ceases.

3.       Termination of Service. Unless otherwise provided in the Notice, if your Service with the Company ceases for any reason, all RSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.

4.       Restrictions on Transfer. Except to the extent permitted under Section 9(b) of the Plan, neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the RSUs shall not be subject to execution, attachment or similar process. All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative. Notwithstanding the foregoing, the RSUs may be transferred upon your death by last will and testament or under the laws of descent and distribution.

5.       Settlement of RSUs.

(a)       Manner of Settlement. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs. The Company will issue to you, in settlement of your RSUs and subject to the provisions of Section 7 below, the number of whole shares of Common Stock that equals the number of whole RSUs that become vested, and such vested RSUs will terminate and cease to be outstanding upon such issuance of the shares. Upon issuance of such shares, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason.

(b)       Timing of Settlement. Your RSUs will be settled by the Company, via the issuance of Common Stock as described herein, on the date that the RSUs become vested and nonforfeitable. However, if a scheduled issuance date falls on a Saturday, Sunday or federal holiday, such issuance date shall instead fall on the next following day that the principal executive offices of the Company are open for business. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your RSUs are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. In all cases, the issuance and delivery of shares under this Agreement is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

7.       Tax Withholding. On or before the time you receive a distribution of the shares subject to your RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your RSUs (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section ) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required tax withholding obligations using the statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

8.       Adjustments for Corporate Transactions and Other Events.

(a)       Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event; provided, however, that any fractional RSUs resulting from any such adjustment shall be eliminated. Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)       Merger, Consolidation and Other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation and the Common Stock shall be converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled. If the stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled, in the same manner and to the same extent as the RSUs.

9.       Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

10.       Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the RSUs until such shares of Common Stock have been issued to you. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued.

11.       The Company’s Rights. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.       Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

13.       Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Administrator, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award of RSUs by electronic means or to request your consent to participate in the Plan or accept this award of RSUs by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.       Entire Agreement. This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the RSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

15.       Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

16.       Section 409A. This Agreement and the RSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2). For purposes of Section 409A of the Code, the payment of dividend equivalents under Section 5 of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs.

17.       No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

18.       Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

19.       No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs.

20.       Effect on Other Employee Benefit Plans. The value of the RSUs subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

21.       Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

22.       Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

23.       Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

24.       Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

25.       No Future Entitlement. By your signing the Notice, you acknowledge and agree that: (i) the grant of a restricted stock unit award is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or compensation in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee; (iii) the value of the restricted stock units is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of the restricted stock units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the restricted stock units ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of the restricted stock units; and (vii) no claim or entitlement to compensation or damages arises if the restricted stock units decrease or do not increase in value and you irrevocably release the Company from any such claim that does arise.

26.       Personal Data. For purposes of the implementation, administration and management of the restricted stock units or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of the Notice, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the restricted stock units or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the restricted stock units or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a restricted stock unit award.

{Glossary begins on next page}

GLOSSARY

(a)       “Administrator” means the Board of Directors of Whole Earth Brands, Inc. or such committee or committees or officer or officers appointed by the Board to administer the Plan.

(b)       “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Whole Earth Brands, Inc. For this purpose, “control” means ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity.

(c)       “Agreement” means this document, as amended from time to time, together with the Notice and the Plan which are incorporated herein by reference.

(d)       “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(e)       “Change in Control” has the meaning set forth in the Plan.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(g)       “Common Stock” means the common stock, US$.01 par value per share, of Whole Earth Brands, Inc.

(h)       “Company” includes Whole Earth Brands, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Whole Earth Brands, Inc.

(i)       “Fair Market Value” has the meaning set forth in the Plan.

(j)       “Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(k)       “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(l)       “Plan” means the Whole Earth Brands 2020 Long-Term Incentive Plan, as amended from time to time.

(m)       “RSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.

(n)       “Service” means your employment, service as a non-executive director, or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not Whole Earth Brands, Inc., or its successor or an Affiliate of Whole Earth Brands, Inc. or its successor.

(o)       “You” or “Your” means the recipient of the RSUs as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}

Exhibit 10.2

Whole Earth Brands, Inc.

Restricted Stock Units Notice
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

Name of Grantee:

This Notice evidences the award of restricted stock units (each, an “RSU,” and collectively, the “RSUs”) of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), that have been granted to you pursuant to the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms of the attached Restricted Stock Units Agreement (the “Agreement”). This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. Each RSU is equivalent in value to one share of the Company’s Common Stock and represents the Company’s commitment to issue one share of the Company’s Common Stock at a future date, subject to the terms of the Agreement and the Plan. The RSUs are credited to a separate account maintained for you on the books and records of the Company (the "Account"). All amounts credited to the Account will continue for all purposes to be part of the general assets of the Company.

Grant Date:

Vesting Commencement Date:

Expiration Date:

Number of RSUs: [#]

Vesting Schedule:

Whole Earth Brands, Inc.	Date

I acknowledge that I have carefully read the Agreement. I agree to be bound by all of the provisions set forth in the Agreement. I also consent to electronic delivery of all notices or other information with respect to the RSUs or the Company.

Signature of Grantee	Date

Whole Earth Brands, Inc.

Restricted Stock Units Agreement
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

1.             Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement.

2.             Vesting. All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice. Except for the circumstances, if any, described in the Notice, none of the RSUs will become vested and nonforfeitable after your Service ceases.

3.             Termination of Service. Unless otherwise provided in the Notice, if your Service with the Company ceases for any reason, all RSUs that are not then vested and nonforfeitable will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or the underlying shares of Common Stock.

4.             Restrictions on Transfer. Except to the extent permitted under Section 9(b) of the Plan, neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and the RSUs shall not be subject to execution, attachment or similar process. All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative. Notwithstanding the foregoing, the RSUs may be transferred upon your death by last will and testament or under the laws of descent and distribution.

5.             Settlement of RSUs.

(a)           Manner of Settlement. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs. The Company will issue to you, in settlement of your RSUs and subject to the provisions of Section 6 below, the number of whole shares of Common Stock that equals the number of whole RSUs that become vested, and such vested RSUs will terminate and cease to be outstanding upon such issuance of the shares. Upon issuance of such shares, the Company will determine the form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) and may deliver such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason.

(b)           Timing of Settlement. Your RSUs will be settled by the Company, via the issuance of Common Stock as described herein, on the date that the RSUs become vested and nonforfeitable. However, if a scheduled issuance date falls on a Saturday, Sunday or federal holiday, such issuance date shall instead fall on the next following day that the principal executive offices of the Company are open for business. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your RSUs are scheduled to be issued on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock in the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be issued and delivered on such Original Distribution Date and shall instead be issued and delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs. In all cases, the issuance and delivery of shares under this Agreement is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

6.             Tax Withholding. On or before the time you receive a distribution of the shares subject to your RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social insurance or National Insurance Contributions withholding obligations of the Company or any Affiliate which arise in connection with your RSUs, including, without limitation, obligations arising upon (i) the grant, vesting, in whole or in part, of the RSUs, (ii) the transfer, in whole or in part, of any shares acquired upon vesting of the RSUs, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon vesting of the RSUs (the “Tax Obligations”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Tax Obligations relating to your RSUs by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Agreement to satisfy the Tax Obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSUs with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 2) equal to the amount of such Tax Obligations; provided, however, that the number of such shares of Common Stock so withheld shall not exceed, by more than the Fair Market Value of one share of Common Stock, the amount necessary to satisfy the Company’s required Tax Obligations using the statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The RSUs are not vested unless the Tax Obligations of the company are satisfied. Accordingly, unless the Tax Obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. You acknowledge that the ultimate liability for all Tax Obligations legally due by you is and remains your responsibility and that the Company makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the RSUs.

7.             Adjustments for Corporate Transactions and Other Events.

(a)           Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event; provided, however, that any fractional RSUs resulting from any such adjustment shall be eliminated. Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b)           Merger, Consolidation and Other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation and the Common Stock shall be converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled. If the stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to the RSUs would have been entitled, in the same manner and to the same extent as the RSUs.

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8.             Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice, subject to applicable law, and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

9.             Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the RSUs until such shares of Common Stock have been issued to you. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued.

10.          The Company’s Rights. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.          Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

12.          Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Administrator, care of the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award of RSUs by electronic means or to request your consent to participate in the Plan or accept this award of RSUs by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.          Entire Agreement. This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the RSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

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14.          Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

15.          Section 409A. This Agreement and the RSUs granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). In administering this Agreement, the Company shall interpret this Agreement in a manner consistent with such exemption. Notwithstanding the foregoing, if it is determined that the RSUs fail to satisfy the requirements of the short-term deferral rule and are otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of additional taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Section 409A of the Code and Treasury Regulation Section 1.409A-2(b)(2). For purposes of Section 409A of the Code, the payment of dividend equivalents under Section 5 of this Agreement shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs.

16.          No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award of RSUs and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

17.          Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

18.          No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs.

19.          Effect on Other Employee Benefit Plans. The value of the RSUs subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20.          Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

21.          Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

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22.          Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.          Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; (vi) agree that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form; and (v) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

24.          Service Conditions. By your signing the Notice, you acknowledge and agree that:

(i)            the grant of a restricted stock unit award is a one-time benefit which does not create any contractual or other right to receive future grants of restricted stock units, or compensation in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past;

(ii)           all determinations with respect to any such future grants and the terms thereof will be at the sole discretion of the Committee;

(iii)          the value of the restricted stock units is an extraordinary item of compensation which is outside the scope of your employment contract, if any;

(iv)          the value of the restricted stock units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits;

(v)           the vesting of the restricted stock units ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement;

(vi)          the Company does not guarantee any future value of the restricted stock units; and

(vii)         no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or shares of Common Stock and you irrevocably release the Company and/or any Affiliate from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim;

(viii)        any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the RSUs; and your right to vesting of shares of Common Stock in settlement of the RSUs after termination of Service, if any, will be measured by the date of termination of your active Service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether your Service has terminated and the effective date of such termination;

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(ix)          the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(x)           your participation in the Plan shall not create a right to further Service with the Company or another Affiliate and shall not interfere with the ability of with the Company or another Affiliate to terminate your Service at any time, with or without cause, subject to applicable law;

(xi)          you are voluntarily participating in the Plan;

(xii)         in the event that you are not an employee of an Affiliate, the RSUs grant will not be interpreted to form an employment contract or relationship with an Affiliate.

25.          Personal Data.

The following provisions shall only apply to you if you reside outside the US, the EU, and EEA:

(a)           You voluntarily consent to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of your personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Company and/or any Affiliate for the exclusive purpose of implementing, administering, and managing your participation in the Plan. If you choose not to participate in the Plan, your employment status or service with the Company and/or any Affiliate will not be adversely affected.

(b)           You understand that the Company and/or any Affiliate may collect, maintain, process and disclose, certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(c)           You understand that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan.

(d)           You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan, including to maintain records regarding participation. You understand that if you reside in certain jurisdictions, to the extent required by applicable law, you may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing these consents on a purely voluntary basis. If you do not consent or if you later seek to revoke your consent, your engagement as a service provider with the Company and/or any Affiliate will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company will not be able to grant you RSUs under the Plan or administer or maintain RSUs. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan (including the right to retain the RSUs). You understand that you may contact your local human resources representative for more information on the consequences of your refusal to consent or withdrawal of consent.

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The following provisions shall only apply to you if you reside in the EU or EEA, or EU privacy laws are otherwise applicable:

(a)           Data Collected and Purposes of Collection. You understand that the Company, acting as controller, as well as the employing Affiliate, will process, to the extent permissible under applicable law, certain Data about you, including name, home address and telephone number, information necessary to process the RSUs (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all RSUs granted, canceled, vested, unvested or outstanding in your favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting. The Data is collected from you, and from the Company and/or any Affiliate, for the purpose of implementing, administering and managing the Plan pursuant to its terms. The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to your interest and fundamental rights. The Data must be provided in order for you to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If you do not provide Data, you will not be able to participate in the Plan and become a party to this Agreement.

(b)           Transfers and Retention of Data. You understand that the Data will be transferred to and among the Company and/or any Affiliate, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. You understand that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company and/or any Affiliate transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. You have a right to obtain details of the mechanism(s) under which your Data is transferred outside of the European Economic Area, or the United Kingdom, which you may exercise by contacting [Insert appropriate contact].

(c)           Your Rights in Respect of Data. You have the right to access your Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, you are entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, you may be entitled to the following rights in regard to your Data: (i) to object to the processing of Data; (ii) to have your Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of your Data so that it is stored but not actively processed (e.g., while the Company assesses whether you are entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by you, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise your rights, you may contact the applicable human resources representative. You may also contact the relevant data protection supervisory authority, as you have the right to lodge a complaint.

26.          Country-Specific Terms, Conditions, and Notices. Notwithstanding any provisions in this Agreement, the RSUs grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for your country (the “Appendix”). Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you unless determined otherwise by the Company.

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Appendix to

Whole Earth Brands, Inc.

Restricted Stock Units Notice
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

FOR NON-US PARTICIPANTS

This Appendix includes additional notifications, terms and conditions that govern the RSUs granted to you under the Plan if you reside in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.

You understand and agree that the Company strongly recommends that you not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the RSUs vest under the Plan.

You further understand and agree that if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment after grant of the RSUs, or is considered a resident of another country for applicable law purposes, the information contained herein may not apply to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

ARGENTINA

Notifications

Securities Law Information

You understand that neither the RSUs nor the shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the RSUs does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information

If you transfer proceeds from the sale of shares of Common Stock and any cash dividends into Argentina, you may be subject to certain restrictions, including mandatory deposits. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to acquire the shares of Common Stock, etc.). You are solely responsible for complying with the exchange control rules that may apply to you in connection with your participation in the Plan and/or transfer of proceeds from the sale of shares of Common Stock or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into or out of Argentina, you should consult your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

8

Foreign Asset/Account Reporting Information

Argentinian residents must report any shares of Common Stock acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year.

AUSTRALIA

Notifications

Securities Law Information

The offering and resale of the shares of Common Stock acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to accepting any such offer.

No Advice or Recommendation

This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation.  The information contained in this Agreement is not a recommendation by the Company or any other person that any investor subscribe for shares of Common Stock in the Company.  You must conduct your own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Common Stock in the Company on the basis of such independent assessment and investigation.

Terms and Conditions

Exchange Control

You acknowledge and agree that it is your sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the RSUs or subsequent sale of the shares of Common Stock and any dividends (if any) and that you shall be responsible for any reporting of inbound international fund transfers required under Applicable Laws. You are advised to seek appropriate professional advice as to how the exchange control regulations apply to your specific situation.

Offer of RSUs

The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the RSUs.

The offer shall specify the maximum number of shares of Common Stock you may accept under the RSUs, the Grant Date, Vesting Commencement Date, the Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the RSUs or the resulting shares of Common Stock (all of which may be set by the Board in its absolute discretion).

The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Agreement.

The offer shall be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how you may obtain a copy of the Plan and this Agreement.

9

Where the Board is to make an offer to a casual employee or a consultant, it will do so where:

(1)           For a casual employee, the individual who performs the work under or in relation to the contract is or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company;

(2)           For a contractor:

(a)   if an individual with whom the Company has entered into a contract for the provision of services under which the individual performs work for the Company; or

(b)   if a Company with whom the Company has entered into a contract for the provision of services under which an individual, who is a director of the Company or their spouse, performs work for the Company;

where the individual who performs the work under or in relation to the contract is, or might reasonably be expected to be, engaged to work the number of hours that are the pro-rata equivalent of 40% or more of a comparable full-time position with the Company.

Grant of RSUs

If you validly accept the Board’s offer of RSUs, the Board must grant you the RSUs for the number of shares of Common Stock for which the RSUs were accepted. However, the Board must not do so if you have ceased to be an eligible person at the date when the RSUs are to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) without a disclosure document, product disclosure statement or similar document.

The Company must provide a copy of this Agreement in respect of the RSUs granted to you to be executed by you as part of the offer to you.

CZECH REPUBLIC

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Czech Republic.

Exchange Control Information

The Czech National Bank may require you to fulfill certain notification duties in relation to the RSUs and the opening and maintenance of a foreign account (if applicable). However, because exchange control regulations change frequently and without notice, you are advised to consult a personal legal advisor prior to the exercise of the RSUs to ensure compliance with current regulations. You understand and agree that it is your responsibility to comply with applicable Czech exchange control laws.

FRANCE

Terms and Conditions

RSUs Not Tax-Qualified

The RSUs are not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  You are encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the RSUs.

10

Language Consent

By accepting the RSUs, you confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  You accept the terms of those documents accordingly. You confirm that you have a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information

You may hold shares of Common Stock acquired upon vesting/settlement of the RSUs, any proceeds resulting from the sale of shares of Common Stock or any dividends paid on such shares of Common Stock outside of France, provided you declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  your annual income tax return.  Failure to complete this reporting may trigger penalties for you.

INDIA

Terms and Conditions

Tax Withholding

The following provision supplements Section 6 of this Agreement:

You agree that under the provisions of the (Indian) Income Tax Act, 1961, the employer and/or the Company would be required to withhold Tax Obligations on the value of the benefit earned by you as a result of your participation in the Plan. Such benefit shall be computed according to the provisions of the (Indian) Income Tax Act, 1961, read with the (Indian) Income Tax Rules, 1962.

You agree that the employer and/or the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that you may have to recover any overpayment from the relevant tax authorities. You agree that the employer and/or the Company may withhold the Tax Obligations from your wages or other cash compensation paid to you by the Company and/or the employer. You agree to pay to the Company or the employer the Tax Obligations that the Company or the employer may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.

You acknowledge that, regardless of any action taken by the Company or the employer, the ultimate liability for all Tax Obligations is and remains the responsibility of you and may exceed the amount actually withheld by the Company or the employer.

Notifications

Exchange Control Information

You understand and agree that you must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate ("FIRC") from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

11

Foreign Asset/Account Reporting Information

Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is your ability to comply with applicable foreign asset tax laws in India and you should consult with your personal tax advisor to ensure that you are properly reporting your foreign assets and bank accounts. Your local employer will issue a Form 16 to you and report perquisites in Form 12BA after the end of Financial Year.

MEXICO

Terms and Conditions

Labor Law Acknowledgment.

These provisions supplement Section 24 of this Agreement:

Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or this Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

Policy Statement. The grant of the RSUs made under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company with registered offices at 125 S. Wacker Drive, Suite 3150, Chicago IL 60606, is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is the Company’s Mexican Affiliate, nor does it establish any rights between you and the employer.

Plan Document Acknowledgment

By accepting the grant of RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and this Agreement in their entirety and fully understand and accept all provisions of the Plan and this Agreement.

In addition, by signing this Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in Section 24 of this Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Affiliates or the Company is responsible for any decrease in the value of the shares of Common Stock underlying the RSUs.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the participation in the Plan and therefore grant a full and broad release to the employer, the Company and any Affiliates with respect to any claim that may arise under the Plan.

12

PHILIPPINES

Notifications

Securities Law Information

You are not permitted to sell or otherwise dispose of the shares of Common Stock acquired upon vesting of the RSUs within the Philippines. You will be permitted to sell or dispose of shares of Common Stock acquired upon the vesting of the RSUs, provided the resale of shares of Common Stock takes place outside the Philippines. You may sell shares of Common Stock to the Company, provided the Company is located outside the Philippines, or should the Company’s shares of Common Stock be publicly traded, you may sell shares of Common Stock through the facilities of a stock exchange on which the shares of Common Stock are listed, provided it is outside the Philippines.

The RSUs being offered herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”) and is exempt from such registration requirement under Section 10.1 of the 2015 Implementing Rules and Regulations of SRC. Any future offer thereof is subject to the registration requirements under the SCR uncles such offer qualifies as an exempt transaction.

SINGAPORE

Notifications

Securities Law Information

The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  You should note that the RSUs are subject to section 257 of the SFA and you will not be able to make any subsequent sale in Singapore of the shares of Common Stock acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation

If you are the chief executive officer (“CEO”) or a director, associate director or shadow director of one of the Affiliates in Singapore, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing within two business days of any of the following events: (i) acquiring or disposing of an interest in the Company (e.g., RSUs or shares of Common Stock) or in any Affiliate, (ii) any change in a previously-disclosed interest (e.g., upon vesting of RSUs), or (iii) becoming the CEO or a director, associate director or shadow director of an Affiliate in Singapore, if you hold such an interest at that time.

 SPAIN

Terms and Conditions

Service Conditions

This provision supplements Section 24 of this Agreement:

In accepting the RSUs, you consent to participate in the Plan and acknowledges that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or any Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate, over and above the specific terms of the Plan. Consequently, you understand that the RSUs are granted on the assumption and condition that the RSUs and any shares of Common Stock acquired upon exercise of the RSUs are not part of any employment contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the RSUs would not be granted to you but for the assumptions and conditions referred to herein; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the RSUs shall be null and void.

13

The RSUs are conditional rights to shares of Common Stock and will be forfeited in the case of your termination of employment. This will be the case even if (1) you are considered to be unfairly dismissed without cause (despido improcedente); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) you terminate employment due to a change of work location, duties or any other material modification of the terms of employment; (4) you terminate employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) your employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of your employment for any of the reasons set forth above, you will automatically lose any rights to the unvested RSUs granted to you as of the date of your termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The RSUs do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information

You must declare the acquisition and sale of shares of Common Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because you will not acquire or sell the shares of Common Stock through the use of a Spanish financial institution, you must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Common Stock are owned as of December 31 of each year; however, if the value of the shares of Common Stock or the sale proceeds exceed certain designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset/Account Reporting Information

To the extent that you hold shares of Common Stock and/or has bank accounts outside Spain with a value in excess of certain designated amount (for each type of asset) as of December 31 each year, you will be required to report information on such assets through tax form 720. After such shares of Common Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported shares of Common Stock or accounts increases by more than certain designated amount. You should consult your personal advisor in this regard. Further, you are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Common Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed certain designated amount.

14

SWITZERLAND

Notifications

Securities Law Information

The grant of the RSUs is considered a private offering and therefore is not subject to securities registration in Switzerland.

THAILAND

Notifications

Exchange Control Information

Thai residents realizing cash proceeds in excess of US$200,000 in a single transaction from the sale of shares of Common Stock or dividends paid on such shares of Common Stock must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand. You should consult with your personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED ARAB EMIRATES

Notifications

Securities Law Information

Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees in the United Arab Emirates.  The Plan and this Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person.  Prospective acquirers of the securities offered, including you, should conduct their own due diligence on the securities.

If you do not understand the contents of the Plan and this Agreement, you should consult an authorized financial adviser.  The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan.  Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or this Agreement nor taken steps to verify the information set out therein and have no responsibility for such documents.

UNITED KINGDOM

Notifications

Securities Law Information

The grant of RSUs under the Plan is exempt from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the United Kingdom.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement. This Agreement and the RSUs are exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

15

Non-Qualified Grants

The RSUs are not intended to be tax-qualified or tax preferred under current tax rules and regulations in the United Kingdom.

Tax Consultation

You understand that you may suffer adverse tax consequences as a result of your acquisition, holding, or disposition of the shares of Common Stock. You represent that you will consult with any tax advisors that you deem appropriate in connection with the acquisition, holding, or disposition of the shares of Common Stock and that you are not relying on the Company and/or any Affiliate for any tax advice.

Prohibition Against Insider Dealing

You should be aware of:

1.	the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and

2.	the UK's insider dealing rules under the Criminal Justice Act 1993,

each of which may affect transactions under the Plan such as the acquisition or sale of shares of Common Stock acquired under the Plan, if you have inside information regarding the Company. If you are uncertain whether the insider dealing rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the UK's insider dealing rules. You are responsible for ensuring your compliance with these rules.

{Glossary begins on next page}

16

GLOSSARY

(a)       “Administrator” means the Board of Directors of Whole Earth Brands, Inc. or such committee or committees or officer or officers appointed by the Board to administer the Plan.

(b)       “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Whole Earth Brands, Inc. For this purpose, “control” means ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity.

(c)       “Agreement” means this document, as amended from time to time, together with the Notice and the Plan which are incorporated herein by reference.

(d)       “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(e)       “Change in Control” has the meaning set forth in the Plan.

(f)       “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(g)       “Common Stock” means the common stock, US$.01 par value per share, of Whole Earth Brands, Inc.

(h)       “Company” includes Whole Earth Brands, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Whole Earth Brands, Inc.

(i)       “Fair Market Value” has the meaning set forth in the Plan.

(j)       “Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(k)       “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(l)       “Plan” means the Whole Earth Brands 2020 Long-Term Incentive Plan, as amended from time to time.

(m)       “RSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.

(n)       “Service” means your employment, service as a non-executive director, or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not Whole Earth Brands, Inc., or its successor or an Affiliate of Whole Earth Brands, Inc. or its successor.

17

(o)       “You” or “Your” means the recipient of the RSUs as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}

18

Exhibit 10.3

FORM

Whole Earth Brands, Inc.

Incentive Stock Option Notice

This Notice evidences the award of stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, [NAME], subject to and conditioned upon your agreement to the terms of the attached Incentive Stock Option Agreement (the “Agreement”). The Options entitle you to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), under the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within [ ] days of the date hereof. If you fail to do so, the Options may be rendered null and void in the Company’s discretion.

Grant Date: [GRANT DATE]

Vesting Start Date: [INSERT DATE]

Number of Options: [NUMBER] Options, each permitting the purchase of one Share

Exercise Price: $[PRICE] per share

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Options become exercisable in accordance with the schedule below:

The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share. However, exercisability is rounded up to 100% on the [ ] anniversary of the Grant Date.

WHOLE EARTH BRANDS, INC.
By:

Date:

I acknowledge that I have carefully read the attached Agreement and agree to be bound by all of the provisions set forth in the Agreement.

Enclosures:	Incentive Stock Option Agreement	OPTIONEE
Exercise Form
Date:

Incentive Stock Option Agreement

Under the

Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan

1.       Terminology. Capitalized terms used in this Agreement are defined in the correlating Stock Option Notice and/or the Glossary at the end of the Agreement or in the Plan.

2.       Exercise of Options.

(a)       Exercisability. The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Options will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b)       Right to Exercise. You may exercise the Options, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules. Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Total and Permanent Disability, or Termination of Service. The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable). No fractional Shares will be issued under the Options.

(c)       Exercise Procedure. In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement; and

An exercise will not be effective until the secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the broker that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Options.

(d)       Method of Payment. You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)	subject to such limits as the Administrator may impose from time to time, net share settlement with respect to any portions of the Options that do not qualify as incentive stock options within the meaning of Code Section 422;

(v)	any other method approved by the Administrator; or

(vi)	any combination of the foregoing.

(e)       Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book-entry form. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.

3.       Termination of Service.

(a)       Termination of Unexercisable Options. If your Service with the Company ceases for any reason, the Options that are then unexercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b)       Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:

(i)       the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii)      the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

(iii)     the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv)     the Expiration Date.

In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(c)       Misconduct. The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your Termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d)       Changes in Status. If you cease to be a “common law employee” of the Company but you continue to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a Termination of Service shall not be deemed to have occurred for purposes of this Section 3 upon such change in capacity. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422). In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4.       Nontransferability of Options. These Options and before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

5.       Qualified Nature of the Options.

(a)       General Status. The Options are intended to qualify as incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed. The Company, however, does not warrant any particular tax consequences of the Options. Code section 422 provides limitations, not set forth in this Agreement, respecting the treatment of the Options as Incentive Stock Options. You should consult with your personal tax advisors in this regard.

(b)       Code Section 422(d) Limitation. Pursuant to Code section 422(d), the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by you in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as nonstatutory stock options with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

(c)       Significant Stockholders. Notwithstanding anything in this Agreement or the Stock Option Notice to the contrary, if you own, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated on the Stock Option Notice or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.

(d)       Disqualifying Dispositions. If you make a disposition (as that term is defined in Code section 424(c)) of any Shares acquired pursuant to the Options within two years of the Grant Date or within one year after the Shares are transferred to you, you must notify the Company of such disposition in writing within 30 days of the disposition. The Administrator may, in its discretion, take reasonable steps to ensure notification of such dispositions, including but not limited to requiring that Shares acquired under the Options be held in an account with a Company-designated broker-dealer until they are sold.

6.       Withholding of Taxes.

(a)       At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.

(b)       The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the withholding amount due.

7.       Adjustments. The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control (as defined in the Plan) of the Company, the outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

8.       Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.

9.       No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

10.     The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.     Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Options. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.

12.     Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

13.      Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

14.       Section 409A. This Agreement and the Options granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. This Agreement and the Options shall be administered, interpreted and construed in a manner consistent with this intent. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee or warranty by the Company of any particular tax effect to you.

15.      Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Options, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

16.      No Future Entitlement. By execution of the Notice, you acknowledge and agree that: (i) the grant of these Options is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Administrator; (iii) the value of these Options is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of these Options is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of these Options ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying Common Stock does not increase in value, these Options will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if these Options do not increase in value and you irrevocably release the Company from any such claim that does arise.

17.      Personal Data. For the purpose of implementing, administering and managing these Options, you, by execution of the Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of these Options and the Plan and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage these Options. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option.

18.       Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

19.       Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

20.       Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

{Glossary begins on next page}

GLOSSARY

(a)       “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(b)       “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Whole Earth Brands, Inc. For this purpose, “control” means ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity.

(c)       “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(d)       “Change in Control” has the meaning set forth in the Plan.

(e)       “Code” means the Internal Revenue Code of 1986, as amended.

(f)       “Company” includes Whole Earth Brands, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Whole Earth Brands, Inc.

(g)       “Fair Market Value” has the meaning set forth in the Plan.

(h)       “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(i)       “Shares” mean the shares of Common Stock underlying the Options.

(j)       “Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.

(k)       “Termination of Service” has the meaning set forth in the Plan.

(l)       “Total and Permanent Disability” has the meaning set forth in the Plan.

(m)      “You”; “Your”. “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

Administrator of 2020 Long-Term Incentive Plan

c/o Office of the Corporate Secretary

Whole Earth Brands, Inc.

Gentlemen:

I hereby exercise the Options granted to me on ____________________, ____, by Whole Earth Brands, Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan, and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Options.

Total Amount Enclosed: $__________

Date:________________________
(Optionee)

Received by WHOLE EARTH BRANDS, INC. on
___________________________, ____

By:

Exhibit 10.4

FORM

Whole Earth Brands, Inc.

Nonstatutory Stock Option Notice

This Notice evidences the award of nonstatutory stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, [NAME], subject to and conditioned upon your agreement to the terms of the attached Nonstatutory Stock Option Agreement (the “Agreement”). The Options entitle you to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), under the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within [ ] days of the date hereof. If you fail to do so, the Options may be rendered null and void in the Company’s discretion.

Grant Date: [GRANT DATE]

Vesting Start Date: [INSERT DATE]

Number of Options: [NUMBER] Options, each permitting the purchase of one Share

Exercise Price: $[PRICE] per share

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Options become exercisable in accordance with the schedule below:

The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share. However, exercisability is rounded up to 100% on the [ ] anniversary of the Grant Date.

WHOLE EARTH BRANDS, INC.

By:

Date:

I acknowledge that I have carefully read the attached Agreement and agree to be bound by all of the provisions set forth in the Agreement.

Enclosures:	Nonstatutory Stock Option Agreement	OPTIONEE
Exercise Form

Date:

Nonstatutory Stock Option Agreement

Under the

WHOLE EARTH BRANDS, Inc. 2020 Long-Term Incentive Plan

1.       Terminology. Capitalized terms used in this Agreement are defined in the correlating Stock Option Notice and/or the Glossary at the end of the Agreement or in the Plan.

2.       Exercise of Options.

(a)       Exercisability. The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates. None of the Options will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b)       Right to Exercise. You may exercise the Options, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law. Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules. Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Total and Permanent Disability, or Termination of Service. The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable). No fractional Shares will be issued under the Options.

(c)       Exercise Procedure. In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement;

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the broker that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Options.

(d)       Method of Payment. You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)	any other method approved by the Administrator; or

(v)	any combination of the foregoing.

(e)       Issuance of Shares upon Exercise. The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any. Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book-entry form. Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.

3.        Termination of Service.

(a)       Termination of Unexercisable Options. If your Service with the Company ceases for any reason, the Options that are then unexercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b)       Exercise Period Following Termination of Service. If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:

(i)       the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii)       the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

(iii)       the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv)       the Expiration Date.

In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(c)       Misconduct. The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your Termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d)       Change in Status. In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4.       Nontransferability of Options. These Options and, before exercise, the underlying Shares are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Options and, before exercise, the underlying Shares may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

5.       Nonqualified Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

6.       Withholding of Taxes.

(a)      At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.

(b)      The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the withholding amount due.

7.       Adjustments. The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan. In the event of any transaction resulting in a Change in Control (as defined in the Plan) of the Company, the outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, you will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

8.       Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.

9.       No Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

10.       The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.       Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Options. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options shall be void and ineffective for all purposes.

12.       Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

13.       Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

14.       Section 409A. This Agreement and the Options granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. This Agreement and the Options shall be administered, interpreted and construed in a manner consistent with this intent. Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options. Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. The foregoing, however, shall not be construed as a guarantee or warranty by the Company of any particular tax effect to you.

15.       Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Options, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

16.       No Future Entitlement. By execution of the Notice, you acknowledge and agree that: (i) the grant of these Options is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Administrator; (iii) the value of these Options is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of these Options is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of these Options ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying Common Stock does not increase in value, these Options will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if these Options do not increase in value and you irrevocably release the Company from any such claim that does arise.

17.       Personal Data. For the purpose of implementing, administering and managing these Options, you, by execution of the Notice, consent to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to any Change in Control transaction or capital raising transaction involving the Company. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of these Options and the Plan and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage these Options. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock option.

18.       Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

19.       Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

20.       Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

{Glossary begins on next page}

GLOSSARY

(a)       “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(b)       “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Whole Earth Brands, Inc. For this purpose, “control” means ownership of more than 50% of the total combined voting power or value of all classes of stock or interests of the entity.

(c)       “Cause” has the meaning ascribed to such term or words of similar import in your written employment or service contract with the Company as in effect at the time at issue and, in the absence of such agreement or definition, means your (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with your duties or willful failure to perform your responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by you for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(d)       “Change in Control” has the meaning set forth in the Plan.

(e)       “Code” means the Internal Revenue Code of 1986, as amended.

(f)       “Company” includes Whole Earth Brands, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Whole Earth Brands, Inc.

(g)       “Fair Market Value” shall have the meaning set forth in the Plan.

(h)       “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(i)       “Shares” mean the shares of Common Stock underlying the Options.

(j)       “Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.

(k)       “Termination of Service” has the meaning set forth in the Plan.

(l)       “Total and Permanent Disability” has the meaning set forth in the Plan.

(m)       “You”; “Your”. “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

Administrator of 2020 Long-Term Incentive Plan

c/o Office of the Corporate Secretary

Whole Earth Brands, Inc.

Gentlemen:

I hereby exercise the Options granted to me on ____________________, ____, by Whole Earth Brands, Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Options.

Total Amount Enclosed: $__________

Date:
(Optionee)

Received by WHOLE EARTH BRANDS, INC. on ,

By:

Exhibit 10.5

FORM

Restricted Stock Agreement
under the
Whole Earth Brands, Inc.
2020 Long-Term Incentive Plan

Grantee: __________________________

No. of Shares: ____________________

This Agreement (the “Agreement”) evidences the award of ____________ restricted shares (each, an “Award Share,” and collectively, the “Award Shares”) of the common stock of Whole Earth Brands, Inc., a Delaware corporation (the “Company”), granted to you, _______________________, effective as of ____________ (the “Grant Date”), pursuant to the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

1.       Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement or the Plan.

2.       Vesting.

(a)       The Award Shares shall be subject to the following Restriction Period:

All of the Award Shares are nonvested and forfeitable as of the Grant Date and shall be subject to the following vesting conditions: [         ]

(b)      Notwithstanding paragraph (a), one hundred percent of the Award Shares will become vested and nonforfeitable as follows: [         ].

.

(c)      Unless otherwise determined by the Administrator, none of the Award Shares will become vested and nonforfeitable after you terminate employment or service with the Company.

3.       Termination of Employment or Service.

(a)       Unvested Award Shares. If your employment or other service relationship with the Company ceases for any reason, except as otherwise specified in Section 2, all Award Shares that are not then vested and nonforfeitable will be immediately forfeited by you and transferred to the Company upon such cessation for no consideration. Any accrued dividends attributable to such forfeited Award Shares shall also be forfeited if and when the Award Shares are forfeited. You acknowledge and agree that upon the forfeiture of any unvested Award Shares in accordance with this Section 3(a), (i) your right to vote and to receive cash dividends on, and all other rights, title or interest in, to or with respect to, the forfeited Award Shares shall automatically, without further act, terminate and (ii) the forfeited Award Shares shall be returned to the Company. You hereby irrevocably appoint (which appointment is coupled with an interest) the Company as your agent and attorney-in-fact to take any necessary or appropriate action to cause the forfeited Award Shares to be returned to the Company, including, without limitation, executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in your name and on your behalf. You hereby ratify and approve all acts done by the Company as such attorney-in-fact. Without limiting the foregoing, you expressly acknowledge and agree that any transfer agent for the common stock of the Company is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Company in connection with the forfeited Award Shares or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.

4.       Restrictions on Transfer.

(a)       Until an Award Share becomes vested and nonforfeitable, it may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, subject to Section 9 of the Plan, and shall not be subject to execution, attachment or similar process.

(b)       Any attempt to dispose of any such Award Shares in contravention of the restrictions set forth in Section 4(a) shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or the Stockholders’ Agreement or (ii) treat as the owner of Award Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

5.       Stock Certificates.

(a)       You are reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books. The Company or an escrow agent appointed by the Administrator will hold in escrow the share certificates for safekeeping, or the Company may otherwise retain the Award Shares in uncertificated book entry form, until the Award Shares become vested and nonforfeitable. Until the Award Shares become vested and nonforfeitable, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares. Any cash dividends that become payable with respect to an unvested Award Share will be accrued and held by the Company or an escrow agent appointed by the Administrator until the Award Share becomes vested and will be paid to you within fifteen days after the date on which the related Award Share becomes vested. As soon as practicable after vesting of an Award Share, the Company will continue to retain the Award Share in uncertificated book entry form but remove the restrictions on transfer on its books with respect to that Award Share. Alternatively, upon your request, the Company will deliver a share certificate to you or deliver a share electronically or in certificate form to your designated broker on your behalf, for the vested Award Share.

(b)       You are not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award Shares, the consideration for which shall be past services actually rendered or, if none, future services to be rendered to the Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, you shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Award Shares.

6.       Tax Election and Tax Withholding.

(a)       You hereby agree to make adequate provision for foreign, federal, state and local taxes and social insurance contributions required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of shares of common stock or redeeming Award Shares) the amount of any federal, state, local or foreign taxes and social insurance contributions required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part.

(b)       The Company may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Award Shares either by electing to have the Company withhold from the shares to be released upon vesting that number of shares, or by electing to deliver to the Company already-owned shares, or pursuant to a broker-assisted program implemented by the Company.

(c)       You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company. You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award. You acknowledge that you have sought tax and legal advice from your own advisors regarding this award or have voluntarily and knowingly foregone such consultation.

7.       Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, to the same extent as the Award Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the common stock of the Company, or similar event, except as otherwise determined by the Administrator. If the Award Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares.

8.       Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

9.       Rights as Stockholder. Except as otherwise provided in this Agreement with respect to the nonvested and forfeitable Award Shares, and the payment of dividends thereon, you will possess all incidents of ownership of the Award Shares, including the right to vote the Award Shares and receive dividends and/or other distributions declared on the Award Shares.

10.       The Company’s Rights. The existence of the Award Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.       Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12.       Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Award Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

13.       Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on your rights with respect to the Award Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

14.       Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

15.       Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.

16.       Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

17.       Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.       Electronic Delivery of Documents. By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Award Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

20.       No Future Entitlement. By your signing this Agreement, you acknowledge and agree that: (i) the grant of these Award Shares is a one-time benefit which does not create any contractual or other right to receive future grants of stock, or compensation in lieu of stock grants, even if stock grants have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock grants shall be granted, the maximum number of shares subject to each stock grant, and the times or conditions under which restrictions on such stock grants shall lapse, will be at the sole discretion of the Administrator; (iii) the value of this stock grant is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of this stock grant is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of these Award Shares ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of these Award Shares; and (vii) no claim or entitlement to compensation or damages arises if these Award Shares do not increase in value and you irrevocably release the Company from any such claim that does arise.

21.       Personal Data. For purposes of the implementation, administration and management of the stock grant or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of this Agreement, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction. You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock grant or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that data will be held only as long as is necessary to implement, administer and manage the stock grant or effect a Corporate Transaction. You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock grant.

22.       Consideration for Award Shares. To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Award Shares and you hereby authorize the Company to withhold such amount from remuneration otherwise due you from the Company.

GLOSSARY

(a)           “Administrator” means the Board of Directors of Whole Earth Brands, Inc. or such committee or committees appointed by the Board to administer the Plan.

(b)           “Cause” has the meaning set forth in the Plan.

(c)           “Company” means Whole Earth Brands, Inc. and its subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control (as defined in the Plan) has occurred, Company shall mean only Whole Earth Brands, Inc.

(d)           “Total and Permanent Disability” has the meaning set forth in the Plan

(e)            “You”; “Your” means the recipient of the Award Shares as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Award Shares may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

WHOLE EARTH BRANDS, INC.

By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Award Shares or the Company.

GRANTEE

Date:

{This Stock Power should be signed in blank and deposited with the Company if share certificates are issued and/or delivered to the Grantee for Award Shares that are nonvested and forfeitable.}

STOCK POWER

FOR VALUE RECEIVED, the undersigned, ________________, hereby sells, assigns and transfers unto Whole Earth Brands, Inc., a Delaware corporation (the “Company”), or its successor, ______________ shares of common stock, par value $0.0001 per share, of the Company standing in my name on the books of the Company, represented by Certificate No. ____________, or an appropriate book entry notation, and hereby irrevocably constitutes and appoints ______________________________________________________ as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

IMPORTANT FEDERAL TAX INFORMATION

INSTRUCTIONS REGARDING SECTION 83(b) ELECTIONS

1.	The 83(b) Election is irrevocable. The 83(b) Election is a voluntary election that is available to you. It is your decision whether to file an 83(b) Election.

2.	If you choose to make an 83(b) Election, the 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the Grant Date; no exceptions to this deadline are made. You should send the election to the internal revenue service center located at the address to which you send your federal income tax return (IRS form 1040) based on your place of residence. The election should be sent via certified mail with return receipt requested or a delivery service that provides proof of delivery.

3.	You must deliver a copy of the 83(b) Election Form to the Corporate Secretary or other designated officer of the Company as soon as practicable after you receive proof that the original was received by the Internal Revenue Service. Irrespective of the fact that a copy of your 83(b) Election Form is to be delivered to the Company, you remain solely responsible for properly filing the original with the Internal Revenue Service.

4.	Applicable state law may require you to attach a copy of the 83(b) Election Form to any state income tax returns that you file for that taxable year.

5.	If you make an 83(b) Election and later forfeit the Award Shares, you will not be entitled to a refund of the taxes paid with respect to the gross income you recognized under the 83(b) Election.

6.	You must consult your personal tax advisor before making an 83(b) Election. You may not rely on this information, the Company, or any of the Company’s officers, directors, or employees for tax or legal advice regarding the Award Shares or the 83(b) Election. The election form attached to these instructions is intended as a sample only. It must be tailored to your circumstances and may not be relied upon without consultation with a personal tax advisor.

SECTION 83(B) ELECTION

Dated: _________

Department of the Treasury

Internal Revenue Service

[CITY, STATE ZIP]1

Re:	Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:	{. . .}
Social Security Number:	[###-##-####]
Address:	{. . .} {. . .}, {. . .}
Taxable year:	Calendar year 20___

2.	The property that is the subject of this election: __________ shares of common stock (the “Shares”) of Whole Earth Brands, Inc., a Delaware corporation (the “Company”).

3.	The date on which the Shares were transferred to the undersigned: ______________, 20___.

4.	The Shares are subject to the following restrictions: The Shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

5.	The fair market value of the Shares at the time of the transfer to the undersigned (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[___] per Share x [_____] Shares = $[_____].

6.	The amount paid for the Shares transferred: $0

7.	The amount to include in gross income is: $[_____].[2]

1Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. Click here (for taxpayers that are individuals) to find the correct address.

2 This should equal the amount in Item 5 minus the amount in Item 6.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Shares. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the Shares, if any. The undersigned is the person performing the services in connection with which the Shares were transferred.

Very truly yours,

Name:

Letter for filing §83(b) Election Form

[Date]

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

***Please insert the IRS Service Center where you file your federal income tax return below.***

Internal Revenue Service Center

Re:	83(b) Election of [Name]
Social Security Number:

Dear Sir/Madam:

Enclosed is an election under §83(b) of the Internal Revenue Code of 1986, as amended, with respect to certain shares of stock of Whole Earth Brands, Inc. that were transferred to me on ___________________, 20__.

Please file this election.

Sincerely,

[Name]

cc: Corporate Secretary of Whole Earth Brands, Inc.